Exhibit 99.1

For Immediate Release
Unity Bancorp, Inc. (NASDAQ: UNTY)
April 12, 2024

News Media & Financial Analyst Contact:
George Boyan, EVP & CFO
(908) 713-4565

Unity Bancorp Reports Quarterly Earnings of $9.6 Million

Net Income
(In Millions)
$10.5
$10.0
$9.5
$9.0
$8.5
$8.0
$7.5
10.3
9.7
9.9
9.8
9.6
1Q 23
2Q 23
3Q 23
4Q 23
1Q 24

Dil. EPS
$0.93
$0.03 Q/Q
ROA
1.58%
1 bp Q/Q
ROE
14.49%
63 bps Q/Q
NIM
4.09%
3 bps Q/Q

James A. Hughes, President & CEO, commented on the financial results:

"We are pleased to announce another strong quarter for Unity Bancorp, Inc. For the quarter, we achieved $9.6 million of net income, equivalent to $0.93 per diluted share. Our core deposit franchise has demonstrated steady growth, reinforcing the strength of our balance sheet and contributing to impressive first quarter earnings metrics -- NIM of 4.09%, ROA of 1.58% and ROE of 14.49%.

At Unity, we remain steadfast in our commitment to our shareholders. In addition to producing best-in-class earnings, we previously announced another increase to our cash dividend payout, the fifth increase in four years. This quarter, we repurchased approximately 150,000 of our shares. While we maintain a conservative capital position, we have demonstrated a commitment to return capital to our shareholders as opportunities arise.

Our dedication also extends to our customers, communities and employees. At our core, our relationship bankers provide top-notch white-glove services, and our flexible product suite caters to our customers' evolving needs. This ultimately fosters the continued economic development within our local communities.

Looking ahead, we have the financial strength to leverage capital and grow earning assets. This includes increasing our origination of high quality real estate loans and other organic growth opportunities."

Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $9.6 million, or $0.93 per diluted share, for the quarter ended March 31, 2024, compared to net income of $9.8 million, or $0.96 per diluted share for the quarter ended December 31, 2023. This represents a 1.9% decrease in net income and a 3.1% decrease in net income per diluted share.

First Quarter Earnings Highlights

●	Net interest income, the primary driver of earnings, was $23.8 million for the quarter ended March 31, 2024, a decrease of $0.2 million, as compared to $24.0 million for the quarter ended December 31, 2023. Net interest margin (“NIM”) increased 3 basis points to 4.09% for the quarter ended March 31, 2024, compared to the quarter ended December 31, 2023. The increase was primarily due to assets repricing and the mix shift of interest-bearing liabilities.
●	The provision for credit losses on loans was $0.6 million for the quarter ended March 31, 2024, compared to $0.4 million for the quarter ended December 31, 2023. The increase was primarily driven by increases in the general and specific reserve calculations.
●	Noninterest income was $1.7 million for the quarter ended March 31, 2024, compared to $2.6 million for the quarter ended December 31, 2023. The $0.9 million decrease was primarily due to smaller mark-to-market increases in the Company’s equity portfolio, lower SBA sale gains and lower service and loan fee income. The Bank sold $2.4 million of SBA loans during the quarter ended March 31, 2024, compared to $4.7 million during the quarter ended December 31, 2023.
●	Noninterest expense was $12.1 million for the quarter ended March 31, 2024, compared to $11.7 million for the quarter ended December 31, 2023. The increase was primarily driven by higher compensation expenses and other expenses. These increases were partially offset by lower professional services and furniture and equipment related expenses.
●	The effective tax rate was 25.0% for the quarter ended March 31, 2024, compared to 25.1% for the quarter ending December 31, 2023.

Balance Sheet Highlights

●	Total gross loans increased $2.4 million, or 0.1%, from December 31, 2023, primarily due to increases in commercial loans. These increases were partially offset by decreases in the residential mortgage and residential construction loan categories.
●	As of March 31, 2024, the allowance for credit losses as a percentage of gross loans was 1.20%.

●	Total deposits increased $37.1 million, or 1.9%, from December 31, 2023. As of March 31, 2024, 17.2% of total deposits were uninsured or uncollateralized. The Company’s deposit composition as of March 31, 2024, consisted of 20.2% in noninterest bearing demand deposits, 16.6% in interest-bearing demand deposits, 28.8% in savings deposits, and 34.4% in time deposits.
●	As of March 31, 2024, the loan to deposit ratio was approximately 110.9%, representing a continued reduction from 112.9% as of December 31, 2023. As the Company continues to operate closer to 110%, management will re-evaluate lending initiatives.
●	As of March 31, 2024, investments comprised 5.4% of total assets. Available for sale debt securities (“AFS”) were $94.7 million or 3.7% of total assets. Held to maturity (“HTM”) debt securities were $36.1 million or 1.4% of total assets. As of March 31, 2024, pre-tax net unrealized losses on AFS and HTM were $4.5 million and $7.0 million, respectively. These pre-tax unrealized losses represent approximately 4.1% of the Company’s Tier 1 capital. Equity securities were $7.9 million or 0.3% of total assets as of March 31, 2024.
●	Borrowed funds decreased $57.0 million from December 31, 2023. Borrowed funds were entirely comprised of borrowings from the FHLB.
●	Shareholders’ equity was $266.8 million as of March 31, 2024, compared to $261.4 million as of December 31, 2023. The $5.3 million increase was primarily driven by first quarter earnings, partially offset by share repurchases and dividend payments. In the first quarter of 2024, Unity Bancorp repurchased 150,000 shares for approximately $4.1 million, or a weighted average price of $27.17 per share.
●	Book value per common share was $26.56 as of March 31, 2024, compared to $25.98 as of December 31, 2023 primarily reflecting earnings, dividend payouts and share repurchases.
●	Below is a summary of the Company’s regulatory capital ratios:
o	Leverage Ratio increased 25 basis points to 11.39% at March 31, 2024, compared to 11.14% at December 31, 2023.
o	Common Equity Tier 1 Capital Ratio increased 20 basis points to 12.90% at March 31, 2024, compared to 12.70% at December 31, 2023.
o	Tier 1 Capital Ratio increased 20 basis points to 13.38% at March 31, 2024, compared to 13.18% at December 31, 2023.
o	Total Capital Ratio increased 20 basis points, to 14.63% at March 31, 2024, compared to 14.43% at December 31, 2023.
●	At March 31, 2024, the Company held $183.0 million of cash and cash equivalents. Further, the Company maintained approximately $546.0 million of funding available from various funding sources, including the FHLB, FRB Discount Window and other lines of credit. Additionally, the Company can pledge securities for further borrowing capacity. Total available funding plus cash on hand represented 215.6% of uninsured or uncollateralized deposits.
●	As of March 31, 2024, nonperforming assets were $16.9 million, compared to $19.2 million as of December 31, 2023. The Company diligently reviews nonperforming assets and potential problem credits, taking proactive measures to promptly address and resolve any issues. Nonperforming loans to total loans was 0.78% as of March 31, 2024. Nonperforming assets to total assets was 0.66% as of March 31, 2024.

Other Highlights

❖	In February 2024, Unity Bancorp Inc. announced an 8% increase in its first quarter dividend, to $0.13 per common share compared to $0.12 per common share in the prior quarter. This represents the fifth increase in the last four years.

❖	In March 2024, Unity Bank qualified for the FHLBNY’s 0% Development Advance Program (ZDA). Under this program, Unity Bank was approved for a $4.4 million zero percent advance because the Bank originated small business community development loans that qualified under the FHLBNY’s program guidelines. Unity Bank has also participated in this program in 2023 when it similarly qualified for a $4.4 million advance.

❖	On April 25, 2024, Unity Bancorp Inc. will hold its annual shareholder meeting. Investors are encouraged to submit their proxy votes at: meetnow.global/M52SR5Z

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $2.6 billion in assets and $2.0 billion in deposits.  Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Morris, Ocean, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, and the impact of COVID-19 on the Bank, its employees and customers, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

March 31, 2024

				March 31, 2024 vs.
				December 31, 2023	March 31, 2023
(In thousands, except percentages and per share amounts)	March 31, 2024	December 31, 2023	March 31, 2023%		%
BALANCE SHEET DATA
Total assets	$2,568,088	$2,578,507	$2,475,851	(0.4)%	3.7%
Total deposits	1,961,270	1,924,140	1,823,921	1.9	7.5
Total gross loans	2,174,457	2,172,063	2,130,919	0.1	2.0
Total securities	138,702	135,689	138,264	2.2	0.3
Total shareholders' equity	266,761	261,430	240,459	2.0	10.9
Allowance for credit losses	26,080	25,854	26,201	0.9	(0.5)

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$12,784	$13,048	$13,791	(2.0)	(7.3)
Provision for income taxes	3,198	3,278	3,504	(2.4)	(8.7)
Net income	$9,586	$9,770	$10,287	(1.9)	(6.8)

Net income per common share - Basic	$0.95	$0.97	$0.98	(2.1)	(3.1)
Net income per common share - Diluted	0.93	0.96	0.96	(3.1)	(3.1)

PERFORMANCE RATIOS - QUARTER TO DATE (annualized)
Return on average assets	1.58%	1.59%	1.72%
Return on average equity	14.49	15.12	17.14
Efficiency ratio **	47.57	43.06	44.56
Net interest margin	4.09	4.06	4.19

SHARE INFORMATION
Market price per share	$27.60	$29.59	$22.81	(6.7)	21.0
Dividends paid	0.13	0.12	0.12	8.3	8.3
Book value per common share	26.56	25.98	23.34	2.2	13.8
Average diluted shares outstanding (QTD)	10,276	10,209	10,686	0.7	(3.8)

CAPITAL RATIOS***
Total equity to total assets	10.39%	10.14%	9.71%	2.5	7.0
Leverage ratio	11.39	11.14	10.38	2.2	9.7
Common Equity Tier 1 Capital Ratio	12.90	12.70	11.76	1.6	9.7
Risk-based Tier 1 Capital Ratio	13.38	13.18	12.25	1.5	9.2
Risk-based Total Capital Ratio	14.63	14.43	13.50	1.4	8.4

CREDIT QUALITY AND RATIOS
Nonperforming assets	$16,890	$19,186	$14,683	(12.0)	15.0
QTD annualized net (chargeoffs)/recoveries to QTD average loans	(0.08)%	(0.09)%	0.01%
Allowance for credit losses to total loans	1.20	1.19	1.23
Nonperforming loans to total loans	0.78	0.88	0.69
Nonperforming assets to total assets	0.66	0.74	0.59

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities and provision for impairment losses, AFS securities.

*** Represents Bancorp consolidated capital ratios.

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

March 31, 2024

				March 31, 2024 vs.
				December 31, 2023	March 31, 2023
(In thousands, except percentages)	March 31, 2024	December 31, 2023	March 31, 2023%		%

ASSETS
Cash and due from banks	$20,619	$20,668	$23,893	(0.2)%	(13.7)%
Interest-bearing deposits	162,367	174,108	103,194	(6.7)	57.3
Cash and cash equivalents	182,986	194,776	127,087	(6.1)	44.0
Securities:
Debt securities available for sale, at market value	94,682	91,765	94,113	3.2	0.6
Debt securities held to maturity, at book value	36,089	36,122	35,824	(0.1)	0.7
Equity securities, at market value	7,931	7,802	8,327	1.7	(4.8)
Total securities	138,702	135,689	138,264	2.2	0.3
Loans:
SBA loans held for sale	18,439	18,242	23,314	1.1	(20.9)
SBA loans held for investment	39,009	38,584	39,370	1.1	(0.9)
SBA PPP loans	2,168	2,318	2,545	(6.5)	(14.8)
Commercial loans	1,291,319	1,277,460	1,205,642	1.1	7.1
Residential mortgage loans	627,464	631,506	619,140	(0.6)	1.3
Consumer loans	72,275	72,676	76,784	(0.6)	(5.9)
Residential construction loans	123,783	131,277	164,124	(5.7)	(24.6)
Total loans	2,174,457	2,172,063	2,130,919	0.1	2.0
Allowance for credit losses	(26,080)	(25,854)	(26,201)	0.9	(0.5)
Net loans	2,148,377	2,146,209	2,104,718	0.1	2.1
Premises and equipment, net	19,281	19,567	19,868	(1.5)	(3.0)
Bank owned life insurance ("BOLI")	25,295	25,230	26,856	0.3	(5.8)
Deferred tax assets	12,681	12,552	12,360	1.0	2.6
Federal Home Loan Bank ("FHLB") stock	15,896	18,435	18,688	(13.8)	(14.9)
Accrued interest receivable	13,165	13,582	14,314	(3.1)	(8.0)
Goodwill	1,516	1,516	1,516	-	-
Prepaid expenses and other assets	10,189	10,951	12,180	(7.0)	(16.3)
Total assets	$2,568,088	$2,578,507	$2,475,851	(0.4)%	3.7%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$395,520	$419,636	$450,058	(5.7)%	(12.1)%
Interest-bearing demand	325,174	312,208	288,217	4.2	12.8
Savings	504,210	497,491	515,365	1.4	(2.2)
Brokered deposits	235,755	268,408	244,372	(12.2)	(3.5)
Time deposits	500,611	426,397	325,909	17.4	53.6
Total deposits	1,961,270	1,924,140	1,823,921	1.9	7.5
Borrowed funds	299,397	356,438	374,000	(16.0)	(19.9)
Subordinated debentures	10,310	10,310	10,310	-	-
Accrued interest payable	1,551	1,924	932	(19.4)	66.4
Accrued expenses and other liabilities	28,799	24,265	26,229	18.7	9.8
Total liabilities	2,301,327	2,317,077	2,235,392	(0.7)	2.9
Shareholders' equity:
Common stock	101,676	100,426	98,197	1.2	3.5
Retained earnings	199,380	191,108	165,335	4.3	20.6
Treasury stock, at cost	(31,443)	(27,367)	(19,894)	14.9	58.1
Accumulated other comprehensive loss	(2,852)	(2,737)	(3,179)	4.2	(10.3)
Total shareholders' equity	266,761	261,430	240,459	2.0	10.9
Total liabilities and shareholders' equity	$2,568,088	$2,578,507	$2,475,851	(0.4)%	3.7%

Shares issued	11,555	11,424	11,335
Shares outstanding	10,044	10,063	10,292
Treasury shares	1,511	1,361	1,043

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

March 31, 2024

				March 31, 2024 vs.
	For the three months ended			December 31, 2023		March 31, 2023
(In thousands, except percentages and per share amounts)	March 31, 2024	December 31, 2023	March 31, 2023	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$420	$466	$333	$(46)	(9.9)%	$87	26.1%
FHLB stock	280	331	331	(51)	(15.4)	(51)	(15.4)
Securities:
Taxable	1,849	1,886	1,739	(37)	(2.0)	110	6.3
Tax-exempt	18	17	19	1	5.9	(1)	(5.3)
Total securities	1,867	1,903	1,758	(36)	(1.9)	109	6.2
Loans:
SBA loans	1,333	1,303	1,404	30	2.3	(71)	(5.1)
SBA PPP loans	8	8	77	-	-	(69)	(89.6)
Commercial loans	20,830	20,646	17,401	184	0.9	3,429	19.7
Residential mortgage loans	9,219	9,091	8,109	128	1.4	1,110	13.7
Consumer loans	1,402	1,391	1,354	11	0.8	48	3.5
Residential construction loans	2,578	2,619	2,586	(41)	(1.6)	(8)	(0.3)
Total loans	35,370	35,058	30,931	312	0.9	4,439	14.4
Total interest income	37,937	37,758	33,353	179	0.5	4,584	13.7
INTEREST EXPENSE
Interest-bearing demand deposits	1,710	1,523	965	187	12.3	745	77.2
Savings deposits	3,144	3,037	1,554	107	3.5	1,590	102.3
Brokered deposits	2,295	2,285	1,562	10	0.4	733	46.9
Time deposits	4,699	4,011	1,563	688	17.2	3,136	200.6
Borrowed funds and subordinated debentures	2,248	2,871	3,799	(623)	(21.7)	(1,551)	(40.8)
Total interest expense	14,096	13,727	9,443	369	2.7	4,653	49.3
Net interest income	23,841	24,031	23,910	(190)	(0.8)	(69)	(0.3)
Provision for credit losses, loans	641	413	108	228	55.2	533	493.5
Provision for credit losses, off-balance sheet	2	115	-	(113)	(98.3)	2	*NM
Provision for impairment losses, AFS securities	-	1,283	-	(1,283)	(100.0)	-	-
Net interest income after provision for credit losses	23,198	22,220	23,802	978	4.4	(604)	(2.5)
NONINTEREST INCOME
Branch fee income	243	256	235	(13)	(5.1)	8	3.4
Service and loan fee income	457	550	503	(93)	(16.9)	(46)	(9.1)
Gain on sale of SBA loans held for sale, net	238	403	309	(165)	(40.9)	(71)	(23.0)
Gain on sale of mortgage loans, net	320	351	244	(31)	(8.8)	76	31.1
BOLI income	65	9	80	56	622.2	(15)	(18.8)
Net securities gains (losses)	54	617	(322)	(563)	(91.2)	376	116.8
Other income	341	382	368	(41)	(10.7)	(27)	(7.3)
Total noninterest income	1,718	2,568	1,417	(850)	(33.1)	301	21.2
NONINTEREST EXPENSE
Compensation and benefits	7,357	7,250	7,090	107	1.5	267	3.8
Processing and communications	906	822	804	84	10.2	102	12.7
Occupancy	798	775	770	23	3.0	28	3.6
Furniture and equipment	684	756	689	(72)	(9.5)	(5)	(0.7)
Professional services	436	492	427	(56)	(11.4)	9	2.1
Advertising	400	328	260	72	22.0	140	53.8
Loan related expenses	384	398	175	(14)	(3.5)	209	119.4
Deposit insurance	339	353	348	(14)	(4.0)	(9)	(2.6)
Director fees	247	218	217	29	13.3	30	13.8
Other expenses	581	348	648	233	67.0	(67)	(10.3)
Total noninterest expense	12,132	11,740	11,428	392	3.3	704	6.2
Income before provision for income taxes	12,784	13,048	13,791	(264)	(2.0)	(1,007)	(7.3)
Provision for income taxes	3,198	3,278	3,504	(80)	(2.4)	(306)	(8.7)
Net income	$9,586	$9,770	$10,287	$(184)	(1.9)%	$(701)	(6.8)%

Effective tax rate	25.0%	25.1%	25.4%

Net income per common share - Basic	$0.95	$0.97	$0.98
Net income per common share - Diluted	0.93	0.96	0.96

Weighted average common shares outstanding - Basic	10,127	10,066	10,538
Weighted average common shares outstanding - Diluted	10,276	10,209	10,686
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

March 31, 2024

	For the three months ended
(Dollar amounts in thousands, interest amounts and	March 31, 2024			March 31, 2023
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$30,685	$420	5.50%	$32,778	$333	4.12%
FHLB stock	11,000	280	10.23	16,776	331	7.99
Securities:
Taxable	134,874	1,849	5.48	138,379	1,739	5.03
Tax-exempt	1,658	18	4.47	1,753	20	4.49
Total securities (A)	136,532	1,867	5.47	140,132	1,759	5.02
Loans:
SBA loans	58,120	1,333	9.17	66,625	1,404	8.43
SBA PPP loans	2,215	8	1.38	4,243	77	7.26
Commercial loans	1,281,600	20,830	6.43	1,199,577	17,401	5.80
Residential mortgage loans	625,451	9,219	5.90	614,936	8,109	5.27
Consumer loans	70,250	1,402	7.90	77,121	1,354	7.02
Residential construction loans	129,720	2,578	7.86	163,821	2,586	6.31
Total loans (B)	2,167,356	35,370	6.46	2,126,323	30,931	5.82
Total interest-earning assets	$2,345,573	$37,937	6.51%	$2,316,009	$33,354	5.84%

Noninterest-earning assets:
Cash and due from banks	23,220			22,738
Allowance for credit losses	(26,059)			(25,778)
Other assets	94,001			111,104
Total noninterest-earning assets	91,162			108,064
Total assets	$2,436,735			$2,424,073

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$324,829	$1,710	2.12%	$286,172	$965	1.37%
Savings deposits	503,071	3,144	2.51	536,021	1,554	1.18
Brokered deposits	243,592	2,295	3.79	236,724	1,562	2.68
Time deposits	465,166	4,699	4.06	286,354	1,563	2.21
Total interest-bearing deposits	1,536,658	11,848	3.10	1,345,271	5,644	1.70
Borrowed funds and subordinated debentures	201,335	2,248	4.41	342,398	3,799	4.44
Total interest-bearing liabilities	$1,737,993	$14,096	3.26%	$1,687,669	$9,443	2.27%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	403,847			468,407
Other liabilities	28,747			24,541
Total noninterest-bearing liabilities	432,594			492,948
Total shareholders' equity	266,148			243,456
Total liabilities and shareholders' equity	$2,436,735			$2,424,073

Net interest spread		$23,841	3.25%		$23,911	3.57%
Tax-equivalent basis adjustment		-			(1)
Net interest income		$23,841			$23,910
Net interest margin			4.09%			4.19%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

March 31, 2024

	For the three months ended
(Dollar amounts in thousands, interest amounts and	March 31, 2024			December 31, 2023
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$30,685	$420	5.50%	$34,725	$466	5.33%
FHLB stock	11,000	280	10.23	12,563	331	10.46
Securities:
Taxable	134,874	1,849	5.48	133,827	1,886	5.64
Tax-exempt	1,658	18	4.47	1,583	18	4.13
Total securities (A)	136,532	1,867	5.47	135,410	1,904	5.62
Loans:
SBA loans	58,120	1,333	9.17	58,962	1,303	8.84
SBA PPP loans	2,215	8	1.38	2,376	8	1.36
Commercial loans	1,281,600	20,830	6.43	1,270,550	20,646	6.36
Residential mortgage loans	625,451	9,219	5.90	630,598	9,091	5.77
Consumer loans	70,250	1,402	7.90	71,026	1,391	7.66
Residential construction loans	129,720	2,578	7.86	133,485	2,619	7.68
Total loans (B)	2,167,356	35,370	6.46	2,166,997	35,058	6.33
Total interest-earning assets	$2,345,573	$37,937	6.51%	$2,349,695	$37,759	6.38%

Noninterest-earning assets:
Cash and due from banks	23,220			22,367
Allowance for credit losses	(26,059)			(26,064)
Other assets	94,001			94,253
Total noninterest-earning assets	91,162			90,556
Total assets	$2,436,735			$2,440,251

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$324,829	$1,710	2.12%	$321,015	$1,523	1.88%
Savings deposits	503,071	3,144	2.51	506,741	3,037	2.38
Brokered deposits	243,592	2,295	3.79	246,190	2,285	3.68
Time deposits	465,166	4,699	4.06	423,439	4,011	3.76
Total interest-bearing deposits	1,536,658	11,848	3.10	1,497,385	10,856	2.88
Borrowed funds and subordinated debentures	201,335	2,248	4.41	236,278	2,871	4.75
Total interest-bearing liabilities	$1,737,993	$14,096	3.26%	$1,733,663	$13,727	3.14%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	403,847			421,229
Other liabilities	28,747			29,047
Total noninterest-bearing liabilities	432,594			450,278
Total shareholders' equity	266,148			256,312
Total liabilities and shareholders' equity	$2,436,735			$2,440,251

Net interest spread		$23,841	3.25%		$24,032	3.24%
Tax-equivalent basis adjustment		-			(1)
Net interest income		$23,841			$24,031
Net interest margin			4.09%			4.06%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR CREDIT LOSSES AND LOAN QUALITY SCHEDULES

March 31, 2024

Amounts in thousands, except percentages	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$25,854	$25,918	$25,988	$26,201	$25,196
Impact of the adoption of ASU 2016-13 ("CECL")	-	-	-	-	847
Provision for credit losses on loans charged to expense	641	413	534	777	108
	26,495	26,331	26,522	26,978	26,151
Less: Chargeoffs
SBA loans	-	-	100	-	113
Commercial loans	98	252	500	-	-
Residential mortgage loans	-	-	-	-	-
Consumer loans	70	274	52	225	120
Residential construction loans	277	100	-	900	-
Total chargeoffs	445	626	652	1,125	233
Add: Recoveries
SBA loans	8	-	1	15	-
Commercial loans	12	23	10	96	271
Residential mortgage loans	-	4	-	-	-
Consumer loans	10	11	37	24	12
Residential construction loans	-	111	-	-	-
Total recoveries	30	149	48	135	283
Net (chargeoffs)/recoveries	(415)	(477)	(604)	(990)	50
Balance, end of period	$26,080	$25,854	$25,918	$25,988	$26,201

LOAN QUALITY INFORMATION:

Nonperforming loans:
SBA loans	$3,542	$3,444	$3,445	$3,591	$4,325
Commercial loans	2,415	1,948	750	835	1,144
Residential mortgage loans	7,440	11,272	10,530	8,607	5,565
Consumer loans	366	381	130	-	-
Residential construction loans	3,127	2,141	3,201	3,182	3,473
Total nonperforming loans	16,890	19,186	18,056	16,215	14,507
OREO	-	-	251	251	176
Nonperforming assets	16,890	19,186	18,307	16,466	14,683

Loans 90 days past due & still accruing	$138	$946	$265	$-	$-

Nonperforming loans to total loans	0.78%	0.88%	0.84%	0.76%	0.69
Nonperforming assets to total assets	0.66	0.74	0.71	0.65	0.59

Allowance for loan losses to:
Total loans at quarter end	1.20%	1.19%	1.19%	1.20%	1.23
Total nonperforming loans	154.41	134.75	141.57	157.83	178.44

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

March 31, 2024

(In thousands, except %'s, employee, office and per share amounts)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
SUMMARY OF INCOME:
Total interest income	$37,937	$37,758	$36,990	$35,392	$33,353
Total interest expense	14,096	13,727	13,457	11,870	9,443
Net interest income	23,841	24,031	23,533	23,522	23,910
Provision for credit losses	643	1,811	556	693	108
Net interest income after provision for credit losses	23,198	22,220	22,977	22,829	23,802
Total noninterest income	1,718	2,568	2,043	2,115	1,417
Total noninterest expense	12,132	11,740	11,973	11,835	11,428
Income before provision for income taxes	12,784	13,048	13,047	13,109	13,791
Provision for income taxes	3,198	3,278	3,097	3,409	3,504
Net income	$9,586	$9,770	$9,950	$9,700	$10,287

Net income per common share - Basic	$0.95	$0.97	$0.98	$0.96	$0.98
Net income per common share - Diluted	0.93	0.96	0.97	0.95	0.96

COMMON SHARE DATA:
Market price per share	$27.60	$29.59	$23.43	$23.59	$22.81
Dividends paid	0.13	0.12	0.12	0.12	0.12
Book value per common share	26.56	25.98	24.95	24.12	23.34

Weighted average common shares outstanding - Basic	10,127	10,066	10,128	10,103	10,538
Weighted average common shares outstanding - Diluted	10,276	10,209	10,258	10,203	10,686
Issued common shares	11,555	11,424	11,411	11,387	11,335
Outstanding common shares	10,044	10,063	10,115	10,119	10,292
Treasury shares	1,511	1,361	1,296	1,268	1,043

PERFORMANCE RATIOS (Annualized):
Return on average assets	1.58%	1.59%	1.61%	1.60%	1.72%
Return on average equity	14.49	15.12	15.84	16.19	17.14
Efficiency ratio**	47.57	43.06	46.59	45.54	44.56

BALANCE SHEET DATA:
Total assets	$2,568,088	$2,578,507	$2,563,006	$2,552,301	$2,475,851
Total securities	138,702	135,689	136,091	137,061	138,264
Total loans	2,174,457	2,172,063	2,173,190	2,167,367	2,130,919
Allowance for credit losses	26,080	25,854	25,918	25,988	26,201
Total deposits	1,961,270	1,924,140	1,884,910	1,849,528	1,823,921
Total shareholders' equity	266,761	261,430	252,384	244,073	240,459

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.51%	6.38%	6.22%	6.07%	5.84%
Interest-bearing liabilities	3.26	3.14	3.05	2.75	2.27
Net interest spread	3.25	3.24	3.17	3.32	3.57
Net interest margin	4.09	4.06	3.96	4.04	4.19

CREDIT QUALITY:
Nonperforming assets	$16,890	$19,186	$18,307	$16,466	$14,683
QTD annualized net (chargeoffs)/recoveries to QTD average loans	(0.08)%	(0.09)%	(0.11)%	(0.18)%	0.01%
Allowance for credit losses to total loans	1.20	1.19	1.19	1.20	1.23
Nonperforming loans to total loans	0.78	0.88	0.84	0.76	0.68
Nonperforming assets to total assets	0.66	0.74	0.71	0.65	0.59

CAPITAL RATIOS*** AND OTHER:
Total equity to total assets	10.39%	10.14%	9.85%	9.56%	9.71%
Leverage ratio	11.39	11.14	10.76	10.49	10.38
Common Equity Tier 1 Capital Ratio	12.90	12.70	12.16	11.74	11.76
Risk-based Tier 1 Capital Ratio	13.38	13.18	12.64	12.21	12.25
Risk-based Total Capital Ratio	14.63	14.43	13.88	13.45	13.50

Number of banking offices	21	21	21	20	20
Employee Full-Time Equivalent	217	232	232	230	227

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities and provision for impairment losses, AFS securities.

'*** Represents Bancorp consolidated capital ratios.

Unity Bancorp, Inc

Loan Portfolio Composition

March 31, 2024

In thousands, except percentages	March 31, 2024%		December 31, 2023%
SBA Loans:
SBA loans held for sale	$18,439	0.8%	$18,242	0.8%
SBA loans held for investment	39,009	1.8%	38,584	1.8%
SBA PPP	2,168	0.1%	2,318	0.1%
Total SBA Loans	59,616	2.7%	59,144	2.7%
Commercial Loans
Commercial construction	142,345	6.5%	129,159	5.9%
SBA 504	38,128	1.8%	33,669	1.6%
Commercial & Industrial	133,409	6.1%	128,402	5.9%
Commercial Mortgage - Owner Occupied	512,616	23.6%	502,397	23.1%
Commercial Mortgage - Nonowner Occupied	412,325	19.0%	424,490	19.5%
Other	52,496	2.4%	59,342	2.7%
Total Commercial Loans	1,291,319	59.4%	1,277,459	58.8%
Residential Mortgage loans	627,464	28.9%	631,506	29.1%
Consumer Loans
Home equity	67,448	3.1%	67,037	3.0%
Consumer other	4,827	0.2%	5,639	0.3%
Total Consumer Loans	72,275	3.3%	72,676	3.3%
Residential Construction	123,783	5.7%	131,277	6.0%
Total Gross Loans	$2,174,457	100.0%	$2,172,063	100.0%